                                                                   EXHIBIT 10.13

PROMISSORY NOTE                         LOAN NO. 780038

$1,422,000.00                           DATE June 9, 1998
                                             -----------------------------------

                                        ASSN. North Mississippi

                                        BRANCH: Cleveland


     For value received, I, We, or any of Us, the undersigned, jointly and severally, promise to pay to the order of the FARM CREDIT BANK OF TEXAS, at its office in the city of Austin, Travis County, Texas, the principal sum of One Million Four Hundred Twenty Two Thousand DOLLARS ($1,422,000.00), lawful money of the United States of America, according to the tenor, effect and reading hereof, with interest from the date the principal is advanced until paid at the rate or rates hereinafter provided. Interest will be calculated on the basis of a 30-day month and a 360-day year and will be accrued for the number of days that principal is outstanding.

     Interest shall be payable from time to time on the remaining unpaid principal balance prior to default or maturity, as follows:

     -- The initial rate of interest payable on this note shall be 8.35 percent per annum. At the option of the payee or other Farm Credit System Institution that becomes the holder of this note, the rate of interest may be either increased or decreased at any time and from time to time as authorized, but in no event to exceed the rate permitted by the Farm Credit Act of 1971, Public Law 92-181, as amended, and the regulations promulgated thereunder. If this note is transferred to the Federal Agricultural Mortgage Corporation, or to a holder that is not a Farm Credit System Institution, then this note shall bear interest at the lesser of (a) a fixed rate equal to the rate of interest applicable to this note on the date of transfer, or
          (b) a fixed rate that will result in an effective yield equal to the maximum lawful rate.


     The indebtedness shall be payable in Twenty (20) consecutive annual installments beginning on April 1, 1999, and thereafter on the first day of April of each calendar year until the indebtedness, both principal and interest, is fully paid.

     This note shall be payable in successive equal installments of principal and interest in an amount sufficient to amortize the indebtedness over the term of the loan, the amount being subject to adjustment to reflect any increase or decrease in the interest rate, if applicable.

     In addition to the foregoing annual installments of principal and interest, there shall be due and payable the following: $37,000.00 on each of the first Five (5) payment dates, namely April 1, 1999, April 1, 2000, April 1, 2001, April 1, 2002, and April 1, 2003. Each such additional payment shall be applied to the unpaid balance of principal; however, the payment of such additional amounts shall not cause any reduction or reamortization of the regular annual installments nor shall it alter the due dates of the regular annual installments.

     The undersigned hereby authorize the holder to apply any payment(s) made on this note or owed under the loan agreement or any instrument securing or related to this note (collectively, the "Loan Documents") to such part of the Indebtedness as the holder may elect.

     After default in the payment of any amount due under this note or in the performance of any obligation under this note or the Loan Documents, or upon the death of any of the undersigned, the holder of this note may, at its option, accelerate the maturity hereof and declare the entire unpaid principal balance and accrued interest to be due and payable. The holder's forbearance to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     If the unpaid balance of this note is not paid in full at maturity of this note, whether maturity occurs by lapse of time or by acceleration, the unpaid principal and past due interest shall bear interest at a default rate equal to the rate of interest applicable to this note on the date of maturity plus an additional four percent (4%) per annum. Prior to maturity of this note, any amount owing under this note which is not paid when due, and any advance made by the holder of this note pursuant to any of the Loan Documents, shall bear interest at a default rate equal to the rate in effect at the time repayment of such amount or advance is received by the holder of this note plus an additional four percent (4%) per annum. Any such amount or advance which is not paid prior to maturity shall bear interest at a default rate equal to the rate of interest applicable to the note on the date of maturity plus an additional four percent (4%) per annum from the date such amount is due or such advance is made, and such amount or advance plus accrued default interest thereon shall be added to the unpaid principal at maturity. Notwithstanding the foregoing, if the holder of this note is not a Farm Credit System Institution, then the default rate shall be limited so that it shall not exceed a rate that will result in an effective yield in excess of the maximum lawful rate.

     If any amount owed under this note or the loan documents is not paid when due, the holder shall be entitled to collect default interest from the date(s) of default in an amount produced by applying the applicable default interest rate as set out above to the amount in default. If said default(s) is not cured within fifteen (15) days of the occurrence of such default(s), the holder shall be entitled to collect an additional default interest charge of $25.00.

     If any amount due under this note shall be collected by legal proceedings or through a probate or bankruptcy court, whether or not the note is in default, or if this note is placed in the hands of an attorney (salaried, corporate or any other attorney) for collection after default or maturity or for enforcement of any of the holder's rights under this note or the Loan Documents, the undersigned agree to pay all costs incurred by the holder, including reasonable costs of attorneys (salaried, corporate or any other attorney) and other costs provided for in the Loan Documents.

     The undersigned and each assumptor, surety, guarantor and endorser of this note or any part of this note, severally waive demand, presentment, notice of dishonor, notice of intent to accelerate maturity, notice of acceleration, diligence in collecting, grace, notice and notice of protest, and agree to one or more renewals, extensions and rearrangements of this note, for any period or periods of time and upon any terms and conditions, whether before or after default or maturity, without notice from or prejudice to the holder of this note. The holder of this note may, at its option, at any time and from time to time, release anyone liable to pay the indebtedness, or release all or any part of the collateral securing this note, and any such actions shall not release or impair the obligations of the undersigned under this note except as expressly agreed to in writing by the holder.

     Unless provided otherwise by separate agreement between the undersigned and the payee, the principal balance of this note may be prepaid, in whole or in part, without penalty. Any amount so prepaid may be applied, at the holder's election, first to accrued interest on the amount of the tendered prepayment and the balance to the reduction of principal. Prepayment shall not defer the due date of any installment as provided above but may reduce or discharge one or more of the installments last maturing.

     The holder of this note may, at the holder's discretion and as an accommodation to the undersigned, accept late or partial payment of any amount due under this note or any of the Loan Documents; however, acceptance of one or more late or partial payments shall not constitute a waiver of any default nor of the holder's right to receive timely payment. Acceptance of any partial payment after default and acceleration shall not constitute a reinstatement of the preacceleration payment schedule, nor shall it impair any of the holder's rights or remedies under this note or any of the Loan Documents.

     Forbearance of the holder of this note to exercise any right or option granted in this note or in any of the Loan Documents, or to collect any money advanced under any of the Loan Documents, shall not constitute a waiver of the right to do so, nor render the holder of this note liable for damages or to account for money not collected, nor shall the exercise of such right or option constitute an election of remedies or prejudice any of the holder's other rights.

     The holder of this note shall have the right to endorse, transfer or assign this note or any interest in this note to any person or entity, at any time and under any terms and conditions, in the holder's discretion.

AQUAPRO CORPORATION


By: /s/  George S. Hastings, Jr., Pres          /s/  George S. Hastings, Jr.
    ----------------------------------          --------------------------------
    George S. Hastings, Jr., President          George S. Hastings, Jr.


Signed in Sunflower County, Mississippi         Signed in Sunflower County,
on the 9th day of June, 1998.                    Mississippi
                                                on the 9th day of June, 1998.

               FARM CREDIT BANK OF TEXAS INTEREST RATE DISCLOSURE

     The following disclosure is made in accordance with Section 4.13(a) of the Farm Credit Act of 1971, as amended. The "effective rate" is not the same as the "Annual Percentage Rate" under Federal Truth-in-Lending.

DATE:     June 4, 1998                  LOAN:        780038
          ------------                               ------

LENDER:   FARM CREDIT BANK OF TEXAS     ASSOCIATION: FLBA OF NORTH MISSISSIPPI
          -------------------------                  -------------------------

BORROWER: AquaPro Corporation           BRANCH:      CLEVELAND
          -------------------------                  -------------------------

        STATED INTEREST RATE                      EFFECTIVE INTEREST RATE*
   (The rate of interest currently         (The stated rate of interest for your
       applicable to your loan.)             loan adjusted to take into account
                                            your required ownership of stock or
                                              participation certificates and
                                                   origination fees.)**

If loan is a variable/adjustable rate loan.        8.350%        8.7499%

     *This is a projection subject to change should particular loan provisions be modified during the term of the loan, such as the amount of stock or participation certificates or the timing of repayment. You will be notified 10 days prior to any increase in the effective rate due to a stock adjustment. You will be notified of any increase or decrease in the stated rate. Notice requirements are set by regulation and are subject to change in the future.

     **Based on a fee of $7,110.00.

     Representative Example: If the stock or participation certificate requirement was increased to 4.00% but the origination fee remained as stated above, the effective interest rate would be 8.8664%.

     This is an ADJUSTABLE RATE LOAN--The stated rate of interest is subject to change during the life of the loan and may be changed as follows:

     Interest rates on VARIABLE INTEREST RATE LOANS may, upon notice, increase or decrease without limitation at the Bank's discretion at any time. The Standard Adjustment Factors which the institution takes into account in making adjustments to the interest rate are the cost of funds to the Farm Credit Bank of Texas, expenses of the bank and associations, necessary reserves and contributions to equity and the costs of providing services to members. The Standard Adjustment Factors may be changed during the life of the loan.

     Default: Default status is a Standard Adjustment Factor. Where applicable, the stated interest rate may increase by up to two percent (2%) as a result of default.

     FLBA Stock: Except with respect to stock protected under 12 U.S.C. Section 2151, et seq., capital stock, A-stock, C-stock and participation certificates are at-risk investments.

     Loan options: The Farm Credit Bank of Texas offers loans with maturities from five to forty years, with interest rates which are variable, one-year adjustable, or which are fixed for certain specified periods and which may then provide the borrower an opportunity to seek an additional fixed period or one-year adjustable rate period or to convert to a purely variable rate for the balance of the loan maturity. Under certain conditions which may include payment of a fee, borrower may also be permitted to convert to other existing loan programs.

     See your contract documents for further information on loan terms and conditions.

BORROWER RIGHTS:

     This loan is subject to the following Borrower Rights as set forth in the Farm Credit Act of 1971, as amended, 12 U.S.C. Section 2199, et seq.

     ACCESS TO DOCUMENTS (Section 2200). At closing, Borrower (or Borrower's agent, if applicable) shall receive copies of loan documents signed by Borrower. Upon request thereafter, Borrower is entitled to: (1) All documents signed or delivered by Borrower; and (2) copies of Creditor's charter and bylaws.

     NOTICE OF ACTION ON APPLICATION (Section 2201). Creditor shall provide prompt written notice of action taken on loan and restructure applications, including notice of a right to review if the loan or restructure application is denied or if the loan request is reduced.

     CREDIT REVIEW COMMITTEE/RESTRUCTURING DISTRESSED LOANS (Section 2202 and
Section 2202a-c). Borrower is entitled to the following: the right to a review by a Credit Review Committee of a denial of or a reduction in a loan request or a denial of a restructure request; the right to seek restructuring of a distressed loan; if principal indebtedness is forgiven as part of a restructure, Creditor must write off an equal dollar amount of stock obligation. See Creditor's Distressed Loan Restructuring Policy for a complete explanation of these rights, which policy is available upon request.

     MISCELLANEOUS (Section 2002d, e). Creditor may not require additional collateral if Borrower has made all accrued payments. Creditor may not require a reduction in outstanding principal balance which exceeds regularly scheduled principal installment except in limited circumstances. If Borrower pays all accrued payments, including penalties, Creditor may not accelerate loan based solely on Borrower's past untimely payments. If Creditor places borrower's loan in non-accrual status and this results in an adverse action to Borrower, Creditor shall notify borrower of the change in his/her status, which action may be subject to review. Creditor may not require a Borrower who has pledged agricultural property to waive any state mediation rights.

     RIGHT OF FIRST REFUSAL (Section 2219a). When the Creditor first elects to sell or lease agricultural real property acquired by Creditor which was previously owned by Borrower, the Creditor must first notify the Borrower of his/her right to purchase or lease the property for a price or rental rate equal to its appraised fair market value or appraised fair rental value, as appropriate.

     If you have any questions concerning the foregoing information, please contact your loan officer.

     The undersigned hereby acknowledge(s) receipt of a copy of this statement.

                                        AQUAPRO CORPORATION

         /s/ G.S. Hastings Jr.          BY: /s/ G.S. Hastings Jr., Pres
         ------------------------       ----------------------------------
         George S. Hastings, Jr.        George S. Hastings, Jr., President


         ------------------------       ----------------------------------

A.  SETTLEMENT STATEMENT

                           U.S. DEPARTMENT OF HOUSING
                             AND URBAN DEVELOPMENT             OMB NO. 2502-0265

B.  TYPE OF LOAN

1. [ ] FHA     2. [ ] FmHA    3. [X] Conv. Unic.       6. FILE NUMBER           7. LOAN NUMBER      8. MORTGAGE INS CASE NUMBER
4. [ ] VA      5. [ ] Conv. Ins.                            AQUAP98-014.01           780038


C.   NOTE: This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "[POC]" were paid outside the closing; they are shown here for informational purposes and are not included in the totals.
                                         5.0  10-96 (8/AQUAP.HUD/AQUAP98-014.01)

D.   NAME AND ADDRESS OF BORROWER                 E.   NAME AND ADDRESS OF SELLER                F.   NAME AND ADDRESS OF LENDER

          Aquapro Corporation                                                                              Farm Credit Bank of Texas
          4307 Central Pike                                                                                P.O. Box 1819
          Hermitage, TN 37076                                                                              Cleveland, MS 38732

G.   PROPERTY LOCATION                            H.   SETTLEMENT AGENT      640537967           I. SETTLEMENT DATE

          Frme in Sunf. Bol & Lefl Ctys                     Clark, Davis & Belk, P.A.                    June 9, 1998

                                                  PLACE OF SETTLEMENT                                    Disburse: 06-15-98

                                                            200 Second Street
                                                            Indianola, MS 38751


       J. SUMMARY OF BORROWER'S TRANSACTION                                         K. SUMMARY OF SELLER'S TRANSACTION

100. GROSS AMOUNT DUE FROM BORROWER                                   400. GROSS AMOUNT DUE TO SELLER
101. Contract Sales Price                                             401. Contract Sales Price
102  Personal Property                                                402. Personal Property
103. Settlement Charges to Borrower  line1400        17,713.00        403.
104.                                                                  404.
105.                                                                  405.
       Adjustments for items paid by Seller in advance                       Adjustments for items paid by Seller in advance
106. City/town taxes            to                                    406. City/town taxes           to
107. County taxes               to                                    407. County taxes              to
108. Assessments                to                                    408. Assessments               to
109.                                                                  409.
110.                                                                  410.
111.                                                                  411.
112. See Addit'l Diab. Exhibit                    1,215,643.18        412.
120. GROSS AMOUNT DUE FROM BORROWER               1,233,356.18        420. GROSS AMOUNT DUE TO SELLER                   0.00
200. AMOUNTS PAID BY OR IN BEHALF OF BORROWER                         500. REDUCTIONS IN AMOUNT DUE TO SELLER
201. Deposit or earnest money                                         501. Excess Deposit (see instructions)
202. Principal Amount of New Loan (o)             1,422,000.00        502. Settlement Charges to Seller    line1400
203. Existing Loan(s) Taken Subject to                                503. Existing Loans Taken Subject to
204.                                                                  504. Payoff of first mortgage loan
205.                                                                  505. Payoff of second mortgage loan
206.                                                                  506.
207.                                                                  507.
208.                                                                  508.
209.                                                                  509.
           Adjustments for items unpaid by Seller                                   Adjustments for items unpaid by Seller
210. City/town taxes            to                                    510. City/town taxes           to
211. County taxes               to                                    511. County taxes              to
212. Assessments                to                                    512. Assessments               to
213.                                                                  513.
214.                                                                  514.
215.                                                                  515.
216.                                                                  516.
217.                                                                  517.
218.                                                                  518.
219.                                                                  519.
220. TOTAL PAID BY/FOR BORROWER                   1,422,000.00        520. TOTAL REDUCTION AMOUNT DUE SELLER            0.00
300. CASH AT SETTLEMENT FROM/TO BORROWER                              600. CASH AT SETTLEMENT TO/FROM SELLER
301. Gross Amt Due from Borrower     (line 120)   1,233,356.18        601. Gross Amount Due to Seller    (line 420)     0.00
302. Less Amt Paid by/for Borrower   (line 220)  (1,422,000.00)       602. Less Reductions Due Seller    (line 520)     0.00)
303. CASH [ ] FROM    [X] TO BORROWER               188,643.82        603. CASH [ ]   [X] FROM    SELLER                0.00


The undersigned hereby acknowledge receipt of a completed copy of pages 1 & 2 of this statement and any attachments referred to herein.


     BORROWER   Aquapro Corporation               SELLER
             --------------------------                 ----------------------

             --------------------------                 ----------------------

                                                     SETTLEMENT STATEMENT PAGE 2

L. SETTLEMENT CHARGES


                                                                           PAID FROM         PAID FROM
                                                                           BORROWER'S        SELLER'S
                                                                            FUNDS AT         FUNDS AT
                                                                           SETTLEMENT       SETTLEMENT
 700. Total Sales/Brokers Commissions Based on Price $
      Division of Commission (line 700) as follows:
 701. $        to
 702. $        to
 703. Commission Paid at Settlement
 704.

 800. ITEMS PAYABLE IN CONNECTION WITH LOAN
 801. Loan Origination Fee    .5000 %  to Farm Credit Bank of Texas          7,110.00
 802. Loan Discount                 %  to
 803. Appraisal Fee                    to
 804. Credit Report                    to
 805. Lender's Inspection Fee          to
 806. Mortgage Ins. App. Fee           to
 807. Assumption Fee                   to
 808.
 809.
 810.
 811.

 900. ITEMS REQUIRED BY LENDER TO BE PAID IN ADVANCE
 901. Interest from      to        $    /day(  days   %)
 902. Mortgage Insurance Premium for    months to
 903. Hazard Insurance Premium for   1.0 years to
 904.                                          to
 905.

1000. RESERVES DEPOSITED WITH LENDER
1001. Hazard Insurance        months  (a) $       per month
1002. Mortgage Insurance      months  (a) $       per month
1003. City/town taxes         months  (a) $       per month
1004. County taxes            months  (a) $       per month
1005. Assessments             months  (a) $       per month
1006.                         months  (a) $       per month
1007.                         months  (a) $       per month
1008.

1100. TITLE CHARGES
1101. Settlement Fee                to Clark, Davis & Belk, P.A.             7,110.00
1102. Title Search                  to
1103. Title Examination             to
1104. Title Ins. Binder             to Clark, Davis & Belk, P.A.                30.00
1105. Document Prep.                to
1106. Notary Fees                   to
1107. Attorney's Fees               to Clark, Davis & Belk, P.A.
      (includes above item numbers:                              )
1108. Title Insurance               to Lawyers Title                         3,183.00
                                         $1,273.20 to Lawyer's Title
                              $1,909.80 to Clark, Davis & Belk, P.A.
      (includes above item numbers:                              )
1109. Lender's Coverage   $1,422,000.00
1110. Owner's Coverage    $
1111.
1112.
1113.

1200. GOVERNMENT RECORDING AND TRANSFER CHARGES
1201. Recording Fees: Deed $55.00; Mortgage $33.00; Releases $42.00            130.00
1202. City/County Tax/Stamps:   Deed $       ; Mortgage $
1203. State Tax/Stamps:         Deed $       ; Mortgage $
1204. FedEx Charges             to Clark, Davis & Belk, P.A.                    25.00
1205.

1300. ADDITIONAL SETTLEMENT CHARGES
1301. Survey                    to
1302. Pest Inspection           to
1303. Loan processing fee       to Farm Credit Bank                            125.00
1304.
1305.

1400. TOTAL SETTLEMENT CHARGES
      (Enter On Lines 103.  Section J and 502. Section K)                   17,713.00         0.00


By signing page 1 of this statement, the signatories acknowledge receipt of a completed copy of page 2 of this 2 page statement.


                                        -------------------------------------
(8/AQUAP. HUD/AQUA                      W. Dean Belk
Certified to be a true copy             Settlement Agent

            ==========ADDITIONAL DISBURSEMENTS EXHIBIT==========

      Buyer/Borrower:    Aquapro Corporation
              Lender:    Farm Credit Bank of Texas
Settlement Agreement:    Clark, Davis & Belk, P.A.
                         200 Second Street
                         Indianola, MS 38751
     Settlement Date:    06-09-98   Disburse: 06-15-98
   Property Location:    Frms in Sunf, Bol & Lefl Ctys


Description/Payee                  Note/RefNo       Buyer/Borrower      Seller
-----------------                  ----------       --------------      ------

Circle Creek III                   X16 78 15            314,261.01
  To: Metropolitan Life

Circle Creek IV                    X16 80 26            210,231.72
  To: Metropolitan Life

Circle Creek VI                    X16 99 70            133,900.01
  To: Metropolitan Life

Circle Creek VII                       90029            268,402.57
  To: Farm Credit Bank of Texas

Circle Creek VIII                     758256            246,187.87
  To: Farm Credit Bank of Texas

FLBA Stock
  To: Farm Credit Bank of Texas                          42,660.00
                                                    ==============      ======

Total additional disbursements shown on line 112     $1,215,643.18

                             DISBURSEMENT STATEMENT

Address:       4307 Central Pike                                                        GF No. AQUAP98014
               Hermitage, TN  37076
Mortgagor:     AquaPro Corporation
 to
Mortgagee:     Farm Credit Bank of Texas                                                Loan Number: 780038
Property:      Circle Creek 7 & 8, Bolivar County; Circle Creek 3 & 6,
               Sunflower County, and Circle Creek 4, Leflore County

--------------------------------------------------------------------------------
                                    RECEIPTS
--------------------------------------------------------------------------------

DATE                                              FROM                                         AMOUNT
6/9/98       Federal Land Bank                                                               $857,514.56
                                                                                             --------------
                                                                           * TOTAL:          $857,514.56
                                                                                             --------------

--------------------------------------------------------------------------------
                                 DISBURSEMENTS
--------------------------------------------------------------------------------

DATE         CHECK NO.                            CHECK TO                                     AMOUNT
6/9/98                                                                          Title Agent
                                          -------------------------------------------------  --------------
             7518                         Binder         Clark, Davis & Belk, P.A.                 30.00
                                          Owner's Policy
             7518 & 7519                  Mortgagee's Policy     Lawyers Title Ins. Corp.       3,183.00
                                          Closing Fee
                                          Tax Certificates
                                          Tax Renditions
                                          Recording fees:                                            .00
                                          Paid to Lender:
                                          Commission:
             7518                         Attorney's Fees: Clark, Davis & Belk, P.A.            7,100.00
                                          Survey:
                                          Taxes:
             7518                         Federal Express charges-Clark, Davis & Belk              25.00
 Hazard Insurance:
 Pest Inspection:
             7521                         Liens: Metropolitan (III)                           314,261.01
             7522                                Metropolitan (IV)                            210,231.72
             7523                                Metropolitan (VI)                            133,900.01
                                          -------------------------------------------------  --------------
             7520                         Balance due to Seller:                              188,643.82
                                                                                             --------------
                                                                             TOTAL:          $857,514.56
                                                                                             --------------


---------------------------------------
        ESCROW OFFICER

---------------------------------------
TITLE AGENT - Clark, Davis & Belk, P.A.


for LAWYERS TITLE INSURANCE CORPORATION
    -----------------------------------
        (To be used if no disbursement statement is otherwise provided.)


                                        (*) Withheld by lender:
                                            Closing fee                      7,110.00
                                            Loan Processing Fee                125.00
                                            Stock Purchase                  42,660.00
                                            Circle Creek VII Lien          268,402.57
                                            Circle Creek VIII Lien         246,187.87
                                                                           ----------
                                                                          $564,485.44

                      DEED OF TRUST AND SECURITY AGREEMENT

Page 1                                    Loan No.:  780038
                                             Name :  AquaPro Corporation
                                            Assn. :  FLBA of North Mississippi
                                           Branch :  CLEVELAND

Borrower's Initials /s/
                    -----------
STATE OF MISSISSIPPI

COUNTY OF
         ----------------------
WHEREAS,

      AquaPro Corporation, acting herein by and through its duly authorized officer(s) George S. Hastings, Jr., President; and George S. Hastings, Jr.

     hereinafter "Borrower," whether one or more, is/are indebted to the FARM CREDIT BANK OF TEXAS, a corporation and federal instrumentality, hereinafter "Beneficiary," in the principal sum of ONE MILLION FOUR HUNDRED TWENTY TWO THOUSAND Dollars together with interest thereon, as evidenced by a promissory note, payable to the order of the FARM CREDIT BANK OF TEXAS which bears interest and is payable according to the terms of said note and which has a final maturity date of April 01, 2019;

NOW, THEREFORE, in consideration of the premises and in order to secure the prompt and full payment of said indebtedness, and any further advance(s), additional advance(s), and/or readvance(s), and/or any renewal(s), extension(s), restructuring(s), reamortization(s), and/or any other loan treatment(s) thereof, or any part thereof, and the interest thereon and any and all other indebtedness(es) (including future advance(s) now or hereafter owed by any of the undersigned to the Beneficiary), whether such indebtedness(es) is/are primary or secondary, direct or indirect, contingent or absolute, matured or unmatured, joint or several, and otherwise secured or not, and to secure the faithful performance of and compliance with all the terms, agreements, provisions, obligations, covenants, conditions, warrants, representations, and stipulations herein made, or made in any Loan Agreement or in any other document related to the promissory note described herein,


       AquaPro Corporation, acting herein by and through its duly authorized officer(s) George S. Hastings, Jr., President hereinafter "Grantor," whether one or more, in consideration of the premises and other good and valuable consideration paid to Grantor by Arnold R. Henson as Trustee, whose address is Post Office Box 15919, Austin, Texas 78761, hereinafter "Trustee," does hereby convey and warrant unto Trustee the following described real estate situated in

  BOLIVAR (1st Judicial District), LEFLORE, SUNFLOWER, County(ies), Mississippi;

to wit:

       SEE ATTACHED EXHIBIT "A"

together with all buildings and other improvements, hereditaments and appurtenances thereunto belonging, or in any wise appertaining now existing or hereafter erected upon the premises and all the income and rents arising therefrom. Grantor does hereby intent to convey and does convey all of Grantor's right, title, and interest in and to any strips and gores Grantor may now own contiguous to the above described property.

It is explicitly understood and agreed, as part of the consideration for the loan made to the Borrower and secured by the premises hereinabove described, this instrument covers and includes all surface, subsurface and/or mineral estate ownership now or after acquired by the undersigned in the above property and whether or not expressly excepted from the description to the above security premises, any provisions herein to the contrary being of no force and effect.

AND FOR THE CONSIDERATION AFORESAID, and as further security for any and all debt(s) and obligation(s) described above, said Grantor does hereby assign, pledge and transfer to the Beneficiary, and grant to the Beneficiary a security interest in and to the following described property and interests, to wit: (1) all timber of all kind, character and description planted and/or growing, or to be planted and/or grown, on the hereinabove described property; (2) all crop allotments, quotas, or (3) all rents, profits, issues, income, royalties, bonuses, and revenues of said property, or any part or interest herein, from time to time accruing whether under leases or tenancies now existing or hereafter created; (4) each and every policy of hazard insurance, or the like, now or hereafter in effect which insures said property or any building, fixture and/or improvement thereon, or any part thereof, (or rights to return premiums) and/or all proceeds or payments thereunder; (5) all judgments, award of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the real property, or any part thereof, under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property, or any part thereof, or to any rights appurtenant thereto; (6) all building materials, equipment, fixtures and fittings of all kind, character, and description used in connection with or relating to said property and/or buildings fixtures or improvements thereon; and/or (7) all tangible or intangible property specifically described as follows, to wit:


                                               STATE OF MISSISSIPPI
                                               COUNTY OF LEFLORE
                                        I CERTIFY THIS DOCUMENT WAS FILED
                                        AND RECORDED June 9, 1998 AT 2:23 p.m.
                                        IN BOOK  NO. 481 PAGE 601
                                                  SAM ABRAHAM
                                                  CHANCERY CLERK

                                        BY: /s/ DIANE KELLY  D.C.
                                            ---------------------



and products, proceeds, additions and/or replacements of any or all of the above described property.

GRANTOR FURTHER COVENANTS, WARRANTS, AND AGREES:
1. To pay when due all taxes, liens, judgments, assessments or fees assessed against said property and to promptly furnish Beneficiary with tax receipts or like documents evidencing payment of or release from all taxes, liens, judgments, assessments or fees. By execution hereof, Grantor agrees to pay when due all community water system assessment and meter fees, if any, applicable to be said property, and in the event of foreclosure, hereby does transfer and assign to the purchaser all of Grantor's interest and

                      DEED OF TRUST AND SECURITY AGREEMENT

Page 2                                      Loan No. : 780038
                                                Name : AquaPro Corporation
                                               Assn. : FLBA OF NORTH MISSISSIPPI
                                              Branch : CLEVELAND

Borrower's Initials
                   -------------------------------------------------------------

membership, if any, in said community water system applicable to said property, and agrees to execute such documents as are necessary to effectuate such transfer.

2. To insure and keep insured buildings and other improvements now on, or which may hereafter be placed on, said premises, against loss or damage by fire, windstorm and/or all hazards included within "extended coverage," as well as loss or damage by flood, any policy evidencing such insurance to be deposited with, and loss thereunder to be payable to Beneficiary as its interest may appear, and providing for immediate notification to Beneficiary of any lapse, cancellation or other impairment of said insurance. All policies shall be written by reliable insurance companies authorized to write policies of insurance in the State of Mississippi, acceptable to Beneficiary. At the option of Beneficiary, and subject to general regulations of the Farm Credit Administration, sums received by Beneficiary from such insurance companies may be used to pay for reconstruction or repair of destroyed or damaged buildings or improvement(s); or, if not so applied may, at the sole option of Beneficiary, be applied in payment of any indebtedness matured or unmatured, secured by this deed of trust.

3. That premises hereinbefore described shall be continuously used for agriculture in a husbandlike manner; that waste will not be committed or permitted and adequate terraces and drainage ditches be constructed and maintained; that all improvements now on said premises, on hereafter put thereon, be kept in good condition and repair, and not be removed or demolished; that merchantable timber, stone, gravel, minerals, water, caliche, geothermal energy, clay, sand, soil or improvements not be removed from said security without the written consent of the Beneficiary. If timber land is involved as security, Grantor will follow good and approved forestry practices to minimize fire danger, guard against erosion or depreciation, protect young trees, and maintain forest production; it being intended and agreed, however, that no timber now or hereafter affected hereby will be cut, removed, damaged or turpentined (except such as is customarily used on the property for fuel, fencing or repairs) without the prior written consent of Beneficiary, and then only upon compliance with such terms and conditions as shall be established by Beneficiary. Grantor will promptly notify Beneficiary of any damage to timber from any source. Grantor will, where practical, promptly notify Beneficiary of any potential damage to timber. In the event this covenant, or any part, is breached, Grantor agrees to pay all costs and expenses, including reasonable attorney's fees, incurred by Beneficiary in investigating such violation and in protecting and preserving this security.

4. That this deed of trust and security agreement is a valid first lien against all the land, interests and improvements offered and/or appraised as security for this loan, and that the property and interests described herein is now free and clear of any and all other liens and encumbrances, except as otherwise set forth herein. If the validity of this deed of trust or if Grantor's title to any of said land, interests or improvements is questioned in any manner or if any part of such land, interests or improvements is not properly described herein, Beneficiary may, in its discretion, investigate and take such action as it considers necessary or desirable for the protection of its interests and for this purpose may employ legal counsel or expert assistance and Grantor will promptly pay all expenses so incurred by Beneficiary.

5. That if Grantor defaults in any of the provisions of paragraphs 1, 2, 3, 4, or 14 hereof, then Beneficiary may pay such taxes, liens, judgments, or assessments, obtain and pay for such insurance, or advance such attorney's fees, expenses and costs Beneficiary advanced, and that all amounts so advanced shall be secured hereby.

6. That all representations and statements made in the application for this loan are true and correct, that the proceeds of this loan will be used solely for the purposes specified in said application, and that Grantor and Borrower will comply with all requirements and conditions imposed by Beneficiary in making this loan.

7. To not sell, assign, or convey any part or all of the mortgaged premises (regardless of whether the buyer or assignee "assumes" the note or taxes the mortgaged premises "subject to" such note, or whether by contract for deed or sale) without first obtaining the Beneficiary's prior written consent as long as the above note or any part remains unpaid. If Grantor or one of the Grantors is a corporation not to change the substantial ownership and/or control of said corporation, without first obtaining the Beneficiary's prior written consent as long as the above note or any part remains unpaid.

8. That all payments of principal and interest (or any part thereof) not made when due shall bear interest from due date to the date of payment thereof by maker or assumptor at the default rate which is equal to the current interest rate of the note at date payment is made plus an additional four percent (4%) per annum. All advances made by the holder hereof shall be secured by and under this deed of trust and shall be payable with default interest from the date each advance is made until paid by maker or assumptor at the rate which is equal to the current interest rate of the note at the date repayment is made plus an additional four percent (4%) per annum. Should repayment not be made by the maker or assumptor, the default interest rate of this note shall be fixed at the time legal proceedings of whatever character are instituted or at the time the indebtedness thereby created is matured or reinstated.

9. That Beneficiary may at any time, without notice, release any of the property described herein, grant extensions or deferments of time of payment of the indebtedness secured hereby, or any part thereof, grant subordinations of lien(s), or release from liability any parties who are or may become liable for the payment of said indebtedness, without affecting the priority of this lien or the personal liability of the Grantor or Borrower or any other party liable or who may become liable for the indebtedness secured by this instrument. If all or any part of the property hereinabove described becomes vested in any party other than Grantor, Mortgagee may, without notice to Grantor, deal with such successor in interest with reference to this instrument and the debt(s) and obligation(s) hereby secured in the same manner as with the Grantor, without in any way releasing, vitiating or discharging the Grantor's or Borrower's liability hereunder or for the debt(s) and obligations(s) hereby secured, and extension(s) of time for payment or other loan treatment(s) described herein given or permitted by Mortgagee shall not operate to release, vitiate, or discharge the liability of the Grantor or Borrower herein, either in whole or in part.

10. This instrument and the note secured hereby are subject to the Farm Credit Act of 1971 and regulations promulgated pursuant thereto, and all Acts amendatory thereof or supplementary thereto, and the laws of the State of Mississippi, not inconsistent therewith.

11. That the failure of Beneficiary to exercise any option or make any decision or election under any term or covenant, herein expressed, shall not be deemed a waiver of the right to exercise such option or make such decision or election at any time.

12. That each covenant and agreement herein contained shall insure to the benefit of and bind the successors and assigns of Beneficiary and Grantor.

13. That the following are authorized to select and substitute another Trustee in the place of the above named Trustee or any successor at any time any of them may so desire: (1) the Beneficiary herein acting through its President, Executive Vice President, Senior Vice President, Vice President, Treasurer, or Secretary, (2) any future holder of the indebtedness secured hereby. It shall not be necessary to obtain the consent or resignation of the original Trustee or any successor Trustee before appointing another Trustee in his place and any such appointee, who may be an agent, employee or officer of Beneficiary, shall have full and sole power as Trustee herein.

14. That in the event they are required to purchase or do purchase life insurance (group, credit or other) or private mortgage insurance in connection with this loan but subsequently fail to pay the premium to keep same in force, the Beneficiary, at its option, may pay such premium on Grantor's or Borrower's behalf, charge such payment to the loan, and such advance of premiums shall be secured by this mortgage and bear interest the same as other advances provided for in this deed of trust. Any policy evidencing such insurance to be deposited with and any loss thereunder to be payable to Beneficiary as its interest may appear.

15. To furnish to the Beneficiary upon request a financial statement and income statement and income statement attested to by Grantor or Borrower or verified by a public accountant.

16. All parties to this deed of trust or to the note hereby secured covenant and agree that upon the death of any signatory, maker

                     DEED OF TRUST AND SECURITY AGREEMENT

Page  3                                 Loan No. : 780038
                                            Name : AquaPro Corporation
                                           Assn. : FLBA OF NORTH MISSISSIPPI
                                          Branch : CLEVELAND

Borrower's Initials /s/ GSH
                    -------------------------------------------------------

or comaker of such note, the owner and holder of said note may, at holder's option, mature or accelerate the entire balance owing on said note, whereupon all amounts owing by virtue thereof shall be immediately due and payable.

     Now, if Guarantor or Borrower shall pay said indebtedness and any future advances, additional advances, readvances or any other indebtedness in addition to the original indebtedness set forth herein, and secured hereby, and keep and perform all of the covenants and agreements of this deed of trust, it shall become null and void.

     If Grantor or Borrower fails to pay when due any sums secured hereby or should Grantor or Borrower (or any one of them) fail to abide by or perform any of the agreements contained herein, become insolvent, commit an Act of Bankruptcy, or authorize the filing of voluntary petition in bankruptcy, or allow the above described property to be taken over by a Receiver as long as the above note remains unpaid, or be adjudicated a bankrupt, or made defendant in a bankruptcy or receivership proceeding, then, in any such event, Beneficiary may, at its option, declare all indebtedness secured hereby immediately due and payable; and the Trustee, at the request of the Beneficiary, shall sell said property (either as a whole or in parcels, at his election, the provisions of Section 89-1-55, Mississippi Code of 1972, and Section 111, Mississippi Constitution of 1890 with respect to offering and selling real estate in parcels rather than as a whole, being hereby expressly waived) in an attempt to satisfy the indebtedness hereby secured after giving notice of the time, place, and terms of sale by publication in some newspaper published in the country in which said land is situated, or if no newspaper is then published in said county in a newspaper having general circulation therein, for three consecutive weeks preceding the date of sale, and by posting one notice at the courthouse of said county for said time.

     In the case the real estate herein described is situated in more than one county, or in more than one judicial district of a county or counties, a foreclosure sale of all of said real estate may be made in any one of the counties or judicial districts in which any part thereof is situated, after giving notice of the time, place, and terms of sale in the manner above described in each county and judicial district in which any part of said land lies.

     In the event of foreclosure the proceeds of sale shall be applied (1) toward payment of the expense of executing this trust, including reasonable Trustee's fee and a reasonable attorney's fee (both of which fees shall accrue immediately upon instructions being mailed or otherwise directed to the Trustee to foreclose), (2) toward liquidation of the indebtedness secured hereby, and
(3) any balance shall be paid to the Grantor or persons entitled thereto. The purchaser at any such sale or sales shall be under no obligation to see to the proper application of the purchase money.

     It is further stipulated and agreed that in case of any sale hereunder Grantor shall immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor shall become a tenant at sufferance of the purchaser, subject to an action for unlawful entry and detainer.

     It is expressly agreed between the parties hereto, that in the event of foreclosure and sale, that the Beneficiary, hereunder, or its successors and assigns, may bid at any such sale or sales and may purchase the property secured hereunder if the high bidder therefor, as if Beneficiary were a stranger to this conveyance.

     For purposes of giving any notice that may be required by the terms of this deed of trust, Grantor hereby stipulates and agrees that his/her/its mailing address is as shown below and Beneficiary may rely upon this stipulation until such time as Beneficiary has been advised in writing by Grantor of a change of address:

          AquaPro Corporation
          ------------------------------------------------------------------
          4307 Central Pike, Hermitage, TENNESSEE 37076 (800) 264-3456
          ----------------------------------------------------------------------

     All riders, appendages, exhibits, erasures, corrections and interlineations, if any, have been made and approved before signing hereof.

     WITNESS the signature of Grantor, this 9th day of June, 1998.
                                            ---        ----  ----

                                             AquaPro Corporation
Attest:

By:                                     By: /s/ George S. Hastings, Jr., Pres
   -------------------------------          ---------------------------------
                                            George S. Hastings, Jr.
Printed Name                                President
            ----------------------

Title:
      ----------------------------

                      DEED OF TRUST AND SECURITY AGREEMENT

Page 4                                     Loan No. : 780038
                                              Name  : AquaPro Corporation
                                              Assn. : FLBA OF NORTH MISSISSIPPI
                                            Branch  : CLEVELAND


Borrower's initials   /s/  GSH
                   ----------------------------------------------------------

STATE OF MISSISSIPPI

COUNTY OF
         -------------

     Personally appeared before me, the undersigned authority in and for the said county and state, on this 9th day of June, 1998, within my jurisdiction,

the within named

George S. Hastings, Jr., who acknowledged that he is President of AquaPro
------------------------------------------------------------------------
Corporation, a Tennessee corporation,
------------------------------------------------------------------------

and that for and on behalf of the said corporation, and as its act and deed
(he)(she) executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                   /s/
(SEAL)                             --------------------------------

My Commission Expires:

6/22/2000                          Notary Public
----------------                   --------------------------------
                                   (Official Capacity)


This instrument prepared by:

MARTHA BRIGGS FOR FARM CREDIT BANK OF TEXAS
-------------------------------------------
P.O. BOX 15919; AUSTIN, TEXAS 78761-5919
-------------------------------------------
(512) 465-0600
-------------------------------------------


STATE OF MISSISSIPPI


                              CERTIFICATE OF CLERK


I hereby certify that this deed of trust was filed for for record in my office at _______ o'clock __ m. on the _______ day of __________, _____, and duly recorded on the _____ day of __________, _____, on page _____ of book _____ of the Land Mortgage Records in my office.

Witness my hand and office seal on this _____ day of __________, _____.

                                                   _________________________
                                                   Chancery Clerk

                                                   By__________________ ___D.C.

(SEAL)

                                   AFTER RECORDING RETURN TO:

                                   MR. DEAN BELK
                                   ATTORNEY
                                   P.O. BOX 229
                                   INDIANOLA, MS 38751
                                   (601) 887-3312


ADS Form 3023 (Rev. 11/93)

     The following described property lying and being situate in the First Judicial District of Bolivar County, Mississippi, to-wit:

     Beginning at the corner common to Sections 8, 9, 16 and 17, Township 20 North, Range 7 West, Bolivar County, Mississippi; thence North 00 degrees 23 minutes 24 seconds East 2,218.51 feet; thence North 89 degrees 56 minutes 59 seconds East 641.83 feet; thence North 78 degrees 33 minutes 13 seconds East
31.60 feet; thence North 89 degrees 15 minutes 23 seconds East 2572.10 feet; thence North 00 degrees 43 minutes 28 seconds West 1346.39 feet; thence North 89 degrees 32 minutes 28 seconds East 15.00 feet; thence North 00 degrees 27 minutes 32 seconds West 1,484.53 feet to a point on the South right of way boundary of Mississippi Highway No. 448; thence North 89 degrees 36 minutes 30 seconds East along said South right of way boundary for 105.20 feet to the point of curvature of a curve to the right; thence along the arc of said curve described by a chord as North 89 degrees 52 minutes 02 seconds East 99.55 feet to the point of tangency of said curve; thence continue along the South right of way boundary of aforesaid Highway No. 448 the following 3 courses and distance; South 89 degrees 52 minutes 30 seconds East 438.80 feet; South 00 degrees 07 minutes 30 seconds West 10.00 feet; South 89 degrees 52 minutes 30 seconds East 72.33 feet; thence leaving said South right of way boundary South 00 degrees 03 minutes 18 seconds West 5,084.69 feet to the South boundary line of aforesaid Section 9; thence North 89 degrees 55 minutes 23 seconds West 3,956.48 feet to the point of beginning, containing 249.41 acres, more or less, and being located in Section 9, Township 20 North, Range 7 West, Bolivar County, Mississippi;

     Being a part of that property described and conveyed in that deed of record in Book H-138, page 21 of the records on file in the office of the Chancery Clerk, First Judicial District of Bolivar County, Mississippi;

     The following described property lying and being situate in the First Judicial District of Bolivar County, Mississippi, to-wit:

     Commencing at the corner common to Sections 8, 9, 16 and 17, Township 20 North, Range 7 West, Bolivar County, Mississippi; thence North 00 23 degrees 24 minutes East along the West boundary line of said Section 9 for 2,218.51 feet to the point of beginning of the tract herein described; thence continue North 00 degrees 23 minutes 24 seconds East for 2,839.21 feet to a point on the South right of way boundary of Mississippi Highway No. 448; thence along said South right of way boundary the following 7 courses and distances; North 89 degrees 36 minutes 30 seconds East 59.00 feet; North 00 degrees 23 minutes 30 seconds West
10.00 feet; North 89 degrees 36 minutes 30 seconds East 1,100.00 feet; South 00 degrees 23 minutes 30 seconds East 10.00 feet; North 89 degrees 36 minutes 30 seconds East 400.00 feet; North 00 degrees 23 minutes 30 seconds West 10.00 feet; North 89 degrees 36 minutes 30 seconds East 1,652.58 feet; thence leaving said South right of way boundary South 00 degrees 27 minutes 32 seconds East 1,484.53 feet; thence South 89 degrees 32 minutes 28 seconds West 15.00 feet; thence South 00 degrees 43 minutes 28 seconds East 1,346.39 feet; thence South 89 degrees 15 minutes 23 seconds West 2,572.10 feet; thence South 78 degrees 33 minutes 13 seconds West 31.60 feet; thence South 89 degrees 56 minutes 59 seconds West 641.83 feet to the point of beginning, containing 210.27 acres, more or less, and being located in Section 9, Township 20 North, Range 7 West, Bolivar County, Mississippi;

     Being a part of that property described and conveyed in that deed of record in Book H-138, page 21 of the records on file in the office of the Chancery Clerk, First Judicial District of Bolivar County, Mississippi;

     175 acres of land being that portion of Section No. 21, township 18 North, Range 3 West lying South and West of Moorhead Bayou; and that portion of Section No. 28, Township 1 North, Range 3 West lying North and West of Moorhead Bayou, containing in the aggregate 175 acres, more or less;

     This tract maintains all, or portions of, Units 12, 13, 14, 15, 16 and 17 of the S.H. Moore Farm according to a map or file in Plat Book 3, page 23 in the office of the Chancery Clerk of Sunflower County, Mississippi;

PARCEL 1:

310.58 acres, more or less, located in the West half (W 1/2) of Section 34, Township 19 North, Range 3 West, Sunflower County, Mississippi, and being further described as follows:

Begin at the Northwest corner of Section 34, Township 19 North, Range 3 West, Sunflower County, Mississippi, thence South 00 degrees 13 minutes 07 seconds East along the West line of Section 34, 5,168.44 feet to a point on the North right-of-way line (60 minutes feet from the centerline of the North lanes) of U.S. Highway 82; thence Southeasterly along said right-of-way line and a 00 degrees 09 minutes 59 seconds curvie to the left 561.46 feet to a concrete right-of-way marker at the end of said curve; thence North 89 degrees 38 minutes 00 seconds East along said right-of-way line 1,928.42 feet; thence North 02 degrees 32 minutes 09 seconds East 901.16 feet; thence North 89 degrees 38 minutes 00 seconds East 105.00 feet to a point on the East line of the West half of Section 34; thence North 00 degrees 19 minutes 36 seconds West along the East line of the West half of Section 34 4,281.80 feet to the North line of Section 34; thence South 89 degrees 29 minutes 38 seconds West along the North line of
Section 34 2,630.11 feet to the Point of Beginning.

PARCEL 2:

A 50' x 3200' easement in the West half of the East half of Section 34, Township 19 North, Range 3 West, Sunflower County, Mississippi, and being further described as follows:

Begin at the Northwest corner of the East half of Section 34, Township 19 North, Range 3 West; thence South 00 degrees 19 minutes 36 seconds East along the West line of the East half of Section 34 3,200.00 feet; thence North 89 degrees 29 minutes 38 seconds East 50.00 feet; thence North 00 degrees 19 minutes 36 seconds West 3,200.00 feet to the North line of Section 34; thence South 89 degrees 29 minutes 38 seconds West along the North line of Section 34 50.00 feet to the Point of Beginning.

Being the same property conveyed to Balmoral/Aquaculture I, LTD., by deed from Great American Foods Corporation dated December 16, 1986, filed for record December 16, 1986, at 4:22 o'clock P.M., and recorded in Book X-26, Page 63 in the office of the Chancery Clerk of Sunflower County, Mississippi.

PARCEL 1

The Northwest Quarter of Section 18, Township 20 North, Range 2 West, Leflore County, Mississippi, containing 156 acres, more or less.

PARCEL 2

The North Half of the Northeast Quarter of Section 18, Township 20 North, Range 2 West, Leflore County, Mississippi, containing 78 acres, more or less.

PARCEL 3

That certain tract of land in Section 17, Township 20 North, Range 2 West, Leflore County, Mississippi, described as follows:

Begin at the Northwest Corner of Section 17, Township 20 North, Range 2 West, and run thence South 88 degrees 50 minutes East, 1174 feet to the center thread of Quiver River; thence in a southwesterly direction following the center thread of said Quiver River and the meanderings thereof, as they now exist, to a point in the West side of said Section 17, which is 722 feet South of the point of beginning; run thence North along the West side of said Section 17, 722 feet to the point of beginning and containing 18.18 acres in the Northwest Quarter of said Section 17.